Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter called this “Amendment”) is entered into as of September 30, 2011, by and among MIDSTATES PETROLEUM COMPANY LLC, a Delaware limited liability company (the “Borrower”), the Lenders (defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”), and as Issuing Lender (in such capacity, together with its successors in such capacity “Issuing Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, Administrative Agent, Issuing Lender and the Lenders party thereto (the “Lenders”) entered into that certain Amended and Restated Credit Agreement dated as of December 10, 2010, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of March 28, 2011 (as amended, and as further amended, modified or supplemented, the “Credit Agreement”), whereby the Lenders have agreed to make certain loans to the Borrower upon the terms and conditions set forth therein;

WHEREAS, the Borrower has asked Administrative Agent, Issuing Lender and the Lenders to amend the Credit Agreement as described herein; and

WHEREAS, Administrative Agent, Issuing Lender and the Lenders are willing to amend the Credit Agreement as requested by the Borrower, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1. Terms Defined in Credit Agreement. As used in this Amendment, except as may otherwise be provided herein, all capitalized terms that are defined in the Credit Agreement shall have the same meaning herein as therein defined, all of such terms and their definitions being incorporated herein by reference. The Credit Agreement, as amended by this Amendment, is hereinafter called the “Agreement.”

SECTION 2. Amendment to Credit Agreement. Subject to the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended as follows:

(a) The definition of “Collateral” set forth on Section 1.01 of the Agreement is deleted and the following is inserted in lieu thereof:

““Collateral” means (i) Borrower’s and its Subsidiaries’ Oil and Gas Properties, goods, equipment, accounts, general intangibles, inventory, as extracted collateral, fixtures, and contract rights, including without limitation, all such property described on Schedule I, and all equity interests in each Subsidiary now owned or hereafter acquired by Borrower or any Subsidiary thereof, in each case as such assets are intended to be or are subject to a Lien created in favor of Administrative Agent for the benefit of the Lenders (and others) pursuant to any Security Document, and (ii) each Specified Equity LC.”

(b) The last sentence of Section 2.04(c) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“If the Effective Amount shall exceed the Borrowing Base in connection with any Borrowing Base Adjustment pursuant to Section 2.04(f), then (i) Borrower shall immediately (or on such later date as may be expressly permitted hereunder) prepay the amount by which the Effective Amount exceeds the Borrowing Base on such date and (ii) to the extent Borrower fails to make the prepayment required by the immediately preceding clause (i), then Administrative Agent shall draw under one or more Specified Equity LCs, if any, to satisfy such prepayment obligation.”

(b) The following definitions of “Equity LC Period”, “Qualified IPO”, and “Specified Equity LC” are added to the definitions set forth on Appendix II of the Agreement:

““Equity LC Period” means the period from and after September 30, 2011 to and including the earlier to occur of (i) June 30, 2012 and (ii) a Qualified IPO.”

““Qualified IPO” means an initial registered public offering of the common equity of the Borrower to the public pursuant to an effective registration statement under the Securities Act of 1933.”

““Specified Equity LC” means each standby letter of credit issued by Citibank, N.A. or such other lending institution reasonably acceptable to Administrative Agent, on the account of FR XII Charlie AIV, L.P. for the benefit of Wells Fargo Bank, National Association, as Administrative Agent in an amount not to exceed the amount required at the time of delivery thereof to cause Borrower to be in compliance with its Current Ratio (as referenced in Appendix II) with an expiry date no later than one (1) year following the issuance thereof, and payable on beneficiary’s demand at sight (without further conditions) and in a form otherwise reasonably acceptable to Administrative Agent, and delivered to Administrative Agent any time on or prior to the day that is ten (10) days after any day on which financial statements are required to be delivered hereunder during the Equity LC Period. Each Specified Equity LC will, at the request of Borrower, be included in Current Assets for the purposes of determining compliance with Borrower’s Current Ratio during the Equity LC Period.”

(c) The definition of “Current Assets” set forth on Appendix II of the Agreement is deleted and the following is inserted in lieu thereof:

““Current Assets” means, at any time, the consolidated current assets of Borrower calculated in accordance with GAAP at such time, plus, the Available Commitment at such time, plus, during the Equity LC Period, the then available amount under each Specified Equity LC (if any), plus, the Specified Equity Contribution (if any), less, any non-cash gains for any Derivative Contract resulting from the requirements of FASB Accounting Standards Codification (“ASC”) 815 at such time.”

(d) Section 10.02 of the Agreement is amended by deleting the “and” at the end of clause (a), replacing the period at the end of clause (b) with “; and” and inserting the following thereafter:

“(c) draw on any Specified Equity LC to repay the Loans.”

(e) Schedule I to the Agreement is amended to add a new subsection 1. B as follows:

“B. Any Specified Equity LC delivered to Administrative Agent pursuant to Appendix II of the Agreement.”

Second Amendment to Amended and Restated Credit Agreement

(f) Schedule 2.01 to the Agreement is amended in its entirety to read as set forth on Annex A attached hereto.

SECTION 3. Borrowing Base Determination. As of the Amendment Effective Date, in accordance with Section 2.04(a) of the Credit Agreement, the Administrative Agent and the Lenders agree that the Borrowing Base shall be $225,000,000 and such Borrowing Base shall remain in effect at that level until the effective date of the next Borrowing Base determination made in accordance with the terms of the Credit Agreement. The parties acknowledge and agree that this Borrowing Base determination constitutes a Scheduled Borrowing Base Determination pursuant to Section 2.04(a) of the Credit Agreement requested by the Borrower.

SECTION 4. Conditions of Effectiveness. This Amendment will not become effective until the date on which each of the following conditions precedent are satisfied or waived (the “Amendment Effective Date”):

(a) the Borrower and each Lender shall have delivered to Administrative Agent duly executed counterparts of this Amendment;

(b) no Default or Event of Default shall have occurred and be continuing;

(c) the Borrower shall have paid a fee of 50 bps on $72,692,307.69 to the Administrative Agent for the benefit of the Lenders as allocated on Annex A hereto.

(d) the Borrower shall have made payment of all fees and expenses then due and payable under the Credit Agreement including any fees and expenses then due and payable in connection with this Amendment pursuant to Section 12.04(a) of the Credit Agreement; and

(e) both before and after giving effect to this Amendment, all representations and warranties set forth in each of the Loan Documents shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct), on and as of such Amendment Effective Date with the same effect as if made on and as of such Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct as of such earlier date).

The Administrative Agent shall promptly notify the Borrower and each Lender of the occurrence of the Amendment Effective Date.

SECTION 5. Representations and Warranties. The Borrower represents and warrants to Administrative Agent and each of the Lenders that:

(a) Borrower: (i) is validly existing and in good standing under the laws of the jurisdiction of its formation or organization, as applicable; (ii) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as currently conducted and to execute, deliver, and perform its obligations under this Amendment except where the failure does not constitute a Default and could not reasonably be expected to have a Material Adverse Effect, (iii) is duly qualified as a foreign company and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license where a failure could result in a Material Adverse Effect; and (iv) is in compliance in all material respects with all Requirements of Law, except where any non-compliance would not reasonably be expected to result in a Material Adverse Effect.

Second Amendment to Amended and Restated Credit Agreement

(b) The execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary limited liability company action and do not and will not: (i) contravene the terms of any of Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which Borrower or its property is subject; or (iii) violate any Requirement of Law.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Amendment.

(d) This Amendment constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(e) As of the date of this Amendment, it is Solvent.

(f) After giving effect to this Amendment, no Default or Event of Default will exist, and all of the representations and warranties set forth in each of the Loan Documents are true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) on and as of the Amendment Effective Date with the same effect as if made on and as of such Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct as of such earlier date).

(g) Except to the extent expressly set forth herein to the contrary, nothing in this Section 5 is intended to amend any of the representations or warranties contained in the Agreement or any of the Loan Documents.

SECTION 6. Assignment and Assumption.

a. As of the Amendment Effective Date, each Lender set forth on Annex B hereto (collectively, the “Assignors”) hereby irrevocably sells and assigns, severally and not jointly, (i) all of such Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other document or instrument delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement (including any letters of credit thereunder), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other document or instrument delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) being referred to herein collectively for all Assignors as the “Assigned Interests”) to the Lenders set forth on Annex A hereto (collectively, the

Second Amendment to Amended and Restated Credit Agreement

“Assignees”), and the Assignees hereby irrevocably purchase and assume from each Assignor such Assignor’s Pro Rata Share of the Assigned Interests, subject to and in accordance with this Section 6. Such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Section 6, without representation or warranty by the Assignors.

b. Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Pro Rata Share of the Assigned Interest specified next to its name on Annex B hereto, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Section 6, and (ii) assumes no responsibility with respect to (A) any statements, warranties or representation made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (C) the financial condition of the Borrower or any other Loan Party, or (D) the performance or observance by the Borrower or any other Loan Party of any of their respective obligations under any Loan Document.

c. Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Pro Rata Share of the Assigned Interests specified next to its name on Annex A hereto and become a Lender, (C) from and after the Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of such Assigned Interest, shall have the obligations of a Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase its Pro Rata Share of such Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Arrangers, or any other Lender, and (E) if it is a Foreign Lender, it has supplied to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee, and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

d. From and after the Amendment Effective Date, the Administrative Agent shall distribute all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the appropriate Assignors as specified on Annex B hereto for amounts that have accrued to but excluding the Amendment Effective Date and to the appropriate Assignees as specified on Annex A hereto for amounts that accrue from and after the Amendment Effective Date.

e. The Borrower shall pay to the Assignors all break funding payments payable in accordance with Section 3.04 of the Credit Agreement in connection with the assignments made pursuant to this Section 6.

(f) After giving effect to the assignments referenced in this Section 6, the Borrower, the Administrative Agent and the Lenders hereby approve the allocation of the Commitments and Pro Rata Shares as set forth on Annex A hereto.

Second Amendment to Amended and Restated Credit Agreement

SECTION 7. Reference to and Effect on the Credit Agreement.

(a) Upon the Amendment Effective Date and thereafter, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 8. Cost and Expenses. The Borrower agrees to pay fees and expenses in connection with this Amendment pursuant to the terms and conditions of Section 12.04(a) of the Credit Agreement.

SECTION 9. Extent of Amendments. Except as specifically set forth in this Amendment, the Credit Agreement and the other Loan Documents are not amended, modified or affected hereby. The Borrower hereby ratifies and confirms that (i) except as specifically set forth in this Amendment, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral, if any, is unimpaired by this Amendment.

SECTION 10. Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

SECTION 11. Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 12. Governing Law. This Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of New York, except to the extent that federal laws of the United States of America apply.

SECTION 13. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 14. No Waiver. The Borrower hereby agrees that no Default or Event of Default has been waived or remedied by the execution of this Amendment by Administrative Agent, Issuing Lender or any Lender, and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof. Nothing contained in this Amendment nor any past indulgence by Administrative Agent, Issuing Lender or any Lender, nor any other action or inaction on behalf of Administrative Agent, Issuing Lender or any Lender, (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by Administrative Agent, Issuing Lender or any Lender, or a waiver of any of the rights or remedies of Administrative Agent, Issuing Lender or any Lender provided in the Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

Second Amendment to Amended and Restated Credit Agreement

SECTION 15. NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT, THE CREDIT AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, ADMINISTRATIVE AGENT, ISSUING LENDER AND/OR LENDERS (TOGETHER WITH ALL FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[Signature Pages Follow]

Second Amendment to Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE BORROWER: MIDSTATES PETROLEUM COMPANY LLC, a Delaware limited liability company

By:
Kristen N. McDaniel
Chief Financial Officer and Secretary

Signature Page to Second Amendment

to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT, ISSUING LENDER, and LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
	Name:	Ellen Cheng
	Title:	AVP

Signature Page to Second Amendment

to Amended and Restated Credit Agreement

LENDER:

BANK OF AMERICA, N.A.

By:
	Name:	Sandra M. Serie
	Title:	Vice President

Signature Page to Second Amendment

to Amended and Restated Credit Agreement

LENDER:

NATIXIS

By:
Name: Liana Tchernysheva
Title: Managing Director

By:
Name: Donovan Broussard
Title: Managing Director

Signature Page to Second Amendment

to Amended and Restated Credit Agreement

LENDER:

THE ROYAL BANK OF SCOTLAND PLC

By:
Name: James L. Moyes
Title: Authorised Signatory

Signature Page to Second Amendment

to Amended and Restated Credit Agreement

LENDER:

CITIBANK, N.A.

By:
	Name:	JOHN F. MILLER
	Title:	ATTORNEY-IN-FACT

Signature Page to Second Amendment

to Amended and Restated Credit Agreement

LENDER:

MORGAN STANLEY BANK, N.A.

By:
	Name:	Michael King
	Title:	Authorized Signatory

Signature Page to Second Amendment

to Amended and Restated Credit Agreement

LENDER:

GOLDMAN, SACHS BANK USA

By:
	Name:	Mark Walton
	Title:	Authorized Signatory

Signature Page to Second Amendment

to Amended and Restated Credit Agreement

ANNEX A

SCHEDULE 2.01

COMMITMENTS AND

PRO RATA SHARES

Lender	Maximum Loan Amount	Pro Rata Share	Allocation of Borrowing Base Fee under Second Amendment

Wells Fargo Bank, National Association	$80,000,000.00	26.666666%	$0.00

Bank of America, N.A.	$53,333,333.34	17.777777%	$0.00

Natixis	$40,000,000.00	13.333333%	$19,230.77

The Royal Bank of Scotland plc	$40,000,000.00	13.333333%	$19,230.77

Morgan Stanley	$33,333,333.33	11.111111%	$125,000.00

Goldman, Sachs & Co.	$33,333,333.33	11.111111%	$125,000.00

Citibank, N.A.	$20,000,000.00	6.666666%	$75,000.00

Annex A to Second Amendment

to Amended and Restated Credit Agreement

ANNEX B

ASSIGNORS

Lender	Maximum Loan Amount	Pro Rata Share

Wells Fargo Bank, National Association	$126,923,079	42.307693%

Bank of America, N.A.	$80,769,231	26.923077%

Natixis	$46,153,845	15.384615%

The Royal Bank of Scotland plc	$46,153,845	15.384615%

Annex B to Second Amendment

to Amended and Restated Credit Agreement